UNITED STATES BANKRUPTCY COURT

                  EASTERN DISTRICT OF LOUISIANA



IN RE:                            *        NO. 97-13057
                                  *
CAMPO ELECTRONICS, APPLIANCES     *        SECTION "A"
AND COMPUTERS, INC.               *
                                  *        CHAPTER 11
         Debtor                   *



               ORDER CONVERTING CASE TO CHAPTER 7

    Upon  consideration  of the Motion to Convent to Chapter 7 filed herein by Campo Electronics, Appliances and Computers, Inc.,

    IT IS ORDERED that this case is voluntarily converted from a Chapter 11 to a case under Chapter 7 of the United States Bankruptcy Code;

    IT IS FURTHER ORDERED that the Debtor is authorized and directed to pay the expenses set forth on Exhibit "A";

    IT IS FURTHER ORDERED  that  the Debtor's depository banks are directed

to  honor  checks,  drafts  and  wire  transfers   issued  to  satisfy  the

obligations noted on Exhibit "A" to Debtor's motion;

    IT IS FURTHER ORDERED that such checks and payments will not be subject to avoidance due to the conversion to Chapter 7 and  the  appointment  of a

Trustee nor will such funds constitute property of the Chapter 7 estate;

    IT  IS  FURTHER  ORDERED  that  the Debtor and the Trustee will pay the current Campo employees in accordance  with  the  terms of their employment agreement as if such conversion to Chapter 7 or appointment  of  a  Trustee had not occurred.

    New Orleans, Louisiana this 5th day of November, 1998.



                        /S/ T.M. BRAHNEY, III
                        U.S. BANKRUPTCY JUDGE




Douglas S. Draper, #5073
Robyn J. Spalter, #2116
HELLER, DRAPER, HAYDEN
 & HORN, L.L.C.
650 Poydras Street, Suite 2500
New Orleans, LA 70130
Telephone:  (504) 568-1888
Attorneys for Campo Electronics,
 Appliances and Computers, Inc.